Exhibit 3.3

AMENDED AND RESTATED BYLAWS

OF

TRADESTATION GROUP, INC.

ARTICLE I

MEETINGS OF SHAREHOLDERS

Section 1.            Annual Meeting.

The annual meeting of the shareholders of TradeStation Group, Inc. (the “Corporation”) shall be held at the time and place designated by the Board of Directors of the Corporation (the “Board of Directors”). The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication, including by webcast, as described in Article 1, Section 10 of these Amended and Restated Bylaws (these “Bylaws”) in accordance with Section 607.0709 of the Florida Business Corporation Act, as amended (the “Act”). Business transacted at the annual meeting shall include the election of directors of the Corporation and any proper business as may come before the meeting.

Section 2.            Special Meetings.

Special meetings of the shareholders may only be called in the manner provided in the Corporation’s amended and restated articles of incorporation as then in effect (as the same may be amended from time to time, the “Restated Articles”) and may be held at such place, if any, either within or without the State of Florida, and at such time and date as the Board of Directors or the chair of the Board of Directors shall determine and state in the notice of such meeting. The Board of Directors may, in its sole discretion, determine that special meetings of shareholders shall not be held at any place, but may instead be held solely by means of remote communication as described in Article 1, Section 10 of these Bylaws in accordance with Section 607.0709 of the Act. The Board of Directors may postpone, reschedule or cancel any special meeting of shareholders previously scheduled by the Board of Directors or the chair of the Board of Directors.

Section 3.            Place.

Meetings of shareholders may be held within or without the State of Florida or as otherwise provided in Section 1 or Section 2 above.

Section 4.            Notice.

The Corporation shall notify shareholders of the date, time and place of each annual and special shareholders’ meeting no fewer than ten (10) or more than sixty (60) days before the meeting date. Unless the Act, or the Restated Articles require otherwise, the Corporation is required to give notice only to shareholders entitled to vote at the meeting. Notice shall be given in the manner provided in Section 5 below, by or at the direction of the president, the secretary, or the officer or persons calling the meeting. Notwithstanding Section 5 below, if mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at its address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

Unless the Act or the Restated Articles require otherwise, notice of an annual meeting need not include a description of the purpose or purposes for which the meeting is called.

Notice of a special meeting must include a description of the purpose or purposes for which the meeting is called.

Section 5.            Manner of Notice.

Any notice given under these Bylaws must be written and may be communicated in person; telegraph, teletype or other form of electronic communication; or by mail.

Written notice by the Corporation to a shareholder shall be effective when mailed, if mailed postpaid and correctly addressed to the shareholder’s address shown in the Corporation’s current record of shareholders.

Written notice to a domestic or foreign corporation authorized to transact business in this state may be addressed to its registered agent at its registered office or to the corporation or its secretary at its principal office shown in its most recent annual report or, in the case of corporation that has not yet delivered an annual report, in a domestic corporation’s articles of incorporation or in a foreign corporation’s application for certificate of authority.

Except as otherwise provided herein or in the Act, written notice shall be effective at the earliest date of the following: (a) when received; (b) five days after its deposit in the United States mail, as evidenced by the postmark, if mailed postpaid and correctly addressed; (c) on the date shown on the return receipt, if sent by registered or certified mail return receipt requested, and the receipt is signed by or on behalf of the addressee; or (d) when it enters an information processing system that the recipient has designated or uses for the purposes of receiving electronic transmissions or information of the type sent, and from which the recipient is able to retrieve the electronic transmission, and it is in a form capable of being processed by that system.

Section 6.            Notice of Adjourned Meetings.

If an annual or special shareholders’ meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken, and any business may be transacted at the adjourned meeting that might have been transacted on the original date of the meeting. If a new record date for the adjourned meeting is or must be fixed, however, notice of the adjourned meeting must be given as provided in Section 5 above to persons who are shareholders as of the new record date who are entitled to notice of the meeting.

Section 7.            Fixing of Record Date.

For the purpose of determining shareholders entitled to notice of a shareholders’ meeting, to demand a special meeting, to vote, or to take any other action, the Board of Directors may fix the record date. In no event may a record date fixed by the Board of Directors be a date preceding the date upon which the resolution fixing the record date is adopted.

If not otherwise provided by or pursuant to these Bylaws, the record date for determining shareholders entitled to notice of and to vote at an annual or special shareholders’ meeting is the close of business on the day before the first notice is delivered to shareholders. A record date for purposes of this Section 7 may not be more than seventy (70) days before the meeting or action requiring a determination of shareholders. A determination of shareholders entitled to notice of or to vote at a shareholders’ meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than the one hundred twenty (120) days after the date fixed for the original meeting.

Section 8.            Shareholders’ List For Meeting.

After fixing a record date for a meeting, the Corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of a shareholders’ meeting, arranged by voting group with the address of, and the number and class and series, if any, of shares held by, each shareholder. The shareholders’ list must be available for inspection by any shareholder for a period of ten (10) days prior to the meeting or such shorter time as exists between the record date and the meeting and continuing through the meeting at the Corporation’s principal office, at a place identified in the meeting notice in the city where the meeting will be held, if any, or at the office of the Corporation’s transfer agent or registrar. Any separate shareholders’ list for voting, if different, must be similarly available for inspection promptly after the record date for voting. A shareholder or its agent or attorney is entitled on written demand to inspect the list during regular business hours and at such shareholder’s expense during the period it is available for inspection. The Corporation shall make the shareholders’ list available at the meeting, and any shareholder or its agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment.

If the requirements of this Section 8 have not been substantially complied with or if the Corporation refuses to allow a shareholder or its agent or attorney to inspect the shareholders’ list before or at the meeting, the meeting shall be adjourned until such requirements are complied with on the demand of any shareholder in person or by proxy who failed to get such access. Refusal or failure to comply with the requirements of this Section 8 shall not affect the validity of any action taken at such meeting.

Section 9.            Shareholder Quorum and Voting.

A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. When a specified item of business is required to be voted on by a class or series of stock, a majority of the shares of such class or series shall constitute a quorum for the transaction of such item of business by that class or series.

If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders unless the question is one upon which, by express provision of applicable law, of the rules or regulations of any stock exchange applicable to the Corporation, of any regulation applicable to the Corporation or its securities, of the Restated Articles or of these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Notwithstanding the foregoing sentence and subject to the Restated Articles, all elections of directors shall be determined by a plurality of the votes cast in respect of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

After a quorum has been established at a shareholders’ meeting, the subsequent withdrawal of shareholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

Except as otherwise provided by or pursuant to the provisions of the Restated Articles, each shareholder entitled to vote at any meeting of the shareholders shall be entitled to one vote for each share of stock held by such shareholder that has voting power upon the matters in question.

Section 10.            Remote Communications.

If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, shareholders and proxy holders not physically present at a meeting of shareholders may, by means of remote communication:

(a)	participate in a meeting of shareholders; and

(b)           be deemed present in person and vote at a meeting of shareholders whether such meeting is to be held at a designated place or solely by means of remote communication,

provided that

(i) the Corporation shall implement reasonable measures to verify and ensure that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder;

(ii) the Corporation shall implement reasonable measures to provide such shareholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and

(iii) if any shareholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Section 11.          Proxies.

A shareholder, other person entitled to vote on behalf of a shareholder pursuant to the Act, or attorney-in-fact may vote the shareholders’ shares in person or by proxy.

A shareholder may appoint a proxy to vote or otherwise act for him or her by signing an appointment form, either personally or by his or her attorney-in-fact. An executed telegram or cablegram appearing to have been transmitted by such person, or a photographic, photostatic or equivalent reproduction of an appointment form or an electronic transmission is a sufficient appointment form, provided, however, that any type of electronic transmission appearing to have been, or containing or accompanied by such information or obtained under such procedures to reasonably ensure that the electronic transmission was, transmitted by such person is a sufficient appointment, subject to the verification requested by the corporation under Section 604.0724 of the Act. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A shareholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date.

An appointment of a proxy is effective when received by the secretary or other officer or agent authorized to tabulate votes. An appointment is valid for up to eleven (11) months unless a longer period is expressly provided in the appointment form.

The death or incapacity of the shareholder appointing a proxy does not affect the right of the Corporation to accept the proxy’s authority unless notice of the death or incapacity is received by the secretary or other officer or agent authorized to tabulate votes before the proxy exercises his or her authority under the appointment.

If an appointment form expressly provides, any proxy holder may appoint, in writing, a substitute to act in his or her place.

Section 12.            Voting Trusts.

One or more shareholders may create a voting trust, conferring on a trustee the right to vote or otherwise act for them, by signing an agreement setting out the provisions of the trust as provided by law and transferring their shares to a trustee. The trustee shall thereafter prepare a list of names and addresses of all owners of beneficial interests in the trust, together with the number and class of shares of each transferred to the trust, and deliver copies of the list and agreement to the Corporation’s principal office. After filing a copy of the list and agreement in the Corporation’s principal office, such copies shall be open to inspection by any shareholder of the Corporation (subject to the requirements of Article V herein) or any beneficiary of the trust under the agreement during business hours.

Section 13.            Notice of Shareholder Business and Nominations.

(a)          Annual Meetings of Shareholders.

(1)         Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice provided for in this Bylaw, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Bylaw.

(2)          For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (b) of paragraph (a)(1) of this Bylaw, the shareholder must have given timely notice thereof in writing to the secretary of the Corporation and such other business must otherwise be a proper matter for shareholder action. To be timely, a shareholder’s notice shall be delivered to the secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred and twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder’s notice as described above. Such shareholder’s notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Rule 14a-11 thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and beneficial shareholder (as defined in the Act), if any, on whose behalf the proposal is made; and (c) as to the shareholder giving the notice and such beneficial shareholder, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Corporation’s books, and of such beneficial shareholder and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial shareholder.

(3)          Notwithstanding anything in the second sentence of paragraph (a)(2) of this Bylaw to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the date on which such public announcement is first made by the Corporation.

(b)         Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board of Directors or any committee thereof or (b) by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this Bylaw, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Bylaw. In the event the Corporation calls a special meeting of shareholders for the purposes of electing one or more directors to the Board of Directors, any such shareholder may nominate a person or persons (as the case may be), for election of such position(s) as specified in the Corporation’s notice of meeting, if the shareholder’s notice required by paragraph (a)(2) of this Bylaw shall be delivered to the secretary at the principal executive offices of the Corporation not earlier than the close of business on the ninetieth (90th) day prior to such special meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a shareholder’s notice as described above.

(c)       General.

(1)        Only such persons who are nominated in accordance with the procedures set forth in this Bylaw shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Bylaw. Except as otherwise provided by law, the chair of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Bylaw and, if any proposed nomination or business is not in compliance with this Bylaw, to declare that such defective proposal or nomination shall be disregarded.

(2)         For purposes of this Bylaw, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3)         Notwithstanding the foregoing provisions of this Bylaw, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw. Nothing in this Bylaw shall be deemed to affect any rights (i) of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Shares, if any, to elect directors under specified circumstances and as provided in the Restated Articles.

Section 14.         Shareholders’ Agreements.

Two or more shareholders of this Corporation may provide for the manner in which they vote their shares by signing an agreement for that purpose as provided by law.

Section 15.          Action by Shareholders Without a Meeting.

Any action required or permitted to be taken at any annual or special meeting of shareholders of this Corporation may be taken without a meeting, without prior notice and without a vote only to the extent permitted by and in the manner provided in the Restated Articles and in accordance with the Act.

Section 16.          Inspectors of Election.

The Corporation may, and shall if required by law, in advance of any meeting of shareholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of shareholders, the chair of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of shareholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

Section 17.          Delivery to the Corporation.

Whenever Section 13 of this Article I requires one or more persons (including a record or beneficial shareholder) to deliver a document or information to the Corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation or other document or agreement), unless the Corporation elects otherwise, such document or information shall be in writing exclusively (and not in an electronic transmission) and shall be delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested, and the Corporation shall not be required to accept delivery of any document not in such written form or so delivered.

ARTICLE II

DIRECTORS

Section 1.            Function.

The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as otherwise provided by applicable law or by the Restated Articles. If any such provision is made in the Restated Articles, the powers and duties imposed upon the Board of Directors by applicable law shall be exercised or performed to such extent and by such person or persons as shall be provided in the Restated Articles. The Board of Directors shall exercise all of the powers of the Corporation except such as are by law, or by the Restated Articles or by these Bylaws, conferred upon or reserved to the shareholders.

Section 2.           Qualification.

Directors must be natural persons who are eighteen (18) years of age or older but need not be residents of the State of Florida or shareholders of the Corporation.

Section 3.            Presumption of Assent.

A director of the Corporation who is present at a meeting of its Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless: (a) he or she objects at the beginning of the meeting (or promptly upon his or her arrival) to holding it or transacting specified business at the meeting; or (b) he or she votes against or abstains from the action taken.

Section 4.            Number.

The number of directors of this Corporation shall be set in the manner provided in the Restated Articles and in accordance with the Act.

Section 5.            Election.

Directors shall be elected by shareholders at the annual shareholders’ meetings of the Corporation, or as otherwise provided in the Restated Articles.

Section 6.            Term.

The term of each director shall be as set forth in the Restated Articles.

Section 7.            Resignation.

A director may resign at any time by delivering written or electronic notice to the Board of Directors or its chair or to the secretary of the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date, the Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor does not take office until the effective date. The acceptance of a resignation shall not be necessary to make it effective unless otherwise expressly provided in the resignation.

Section 8.            Vacancies.

Except as otherwise provided by law, vacancies occurring in any directorship (whether by death, resignation, retirement, disqualification, removal or other cause) and newly created directorships resulting from any increase in the number of directors shall be filled in accordance with the Restated Articles.

Section 9.            Removal of Directors.

Directors of the Corporation may be removed in the manner provided in the Restated Articles and applicable law.

Section 10.          Quorum and Voting.

A quorum of the Board of Directors consists of a majority of the number of directors. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors.

Section 11.          Committees; Committee Rules.

The Board of Directors may designate one or more committees, including but not limited to an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each such committee shall be comprised of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee to replace any absent or disqualified member at any meeting of such committee. Any such committee, to the extent provided in the resolution of the Board of Directors establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority to: (a) approve, adopt, recommend or propose to the shareholders any action or matter (other than the election or removal of directors) expressly required by the Act to be submitted to shareholders for approval, (b) authorize or approve the reacquisition of shares unless pursuant to a formula or method, or within limits, prescribed by the Board of Directors or any committee, (c) fill vacancies on the board of directors or on any board committee, or (d) adopt, amend or repeal any Bylaw of the Corporation. Each committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board of Directors designating such committee. Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present at a meeting of the committee at which a quorum is present. Unless otherwise provided in such a resolution, in the event that a member and that member’s alternate, if alternates are designated by the Board of Directors, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

Section 12.          Meetings.

The Board of Directors may hold regular or special meetings in or out of the State of Florida. A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors. Meetings of the Board of Directors may be called by the chair of the Board of Directors or by the president of the Corporation. The Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

Section 13.          Notice of Meetings.

Regular meetings of the Board of Directors may be held without notice of the date, time, place or purpose of the meeting. Special meetings of the Board of Directors must be preceded by at least twenty-four (24) hours’ notice of the date, time and place of the meeting. The notice need not describe the purpose of the special meeting unless required by the Restated Articles or these Bylaws.

Section 14.          Waiver of Notice.

Notice of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and a waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

Section 15.         Action Without a Meeting.

Any action required or permitted to be taken at a Board of Directors’ meeting or committee meeting may be taken without a meeting if the action is taken by all members of the Board of Directors or the committee. The actions must be evidenced by one or more written consents describing the action taken and signed by each director or committee member.

Action taken under this Section 16 is effective when the last director signs the consent, unless the consent specifies a different effective date. A consent signed under this Section 16 has the effect of a meeting vote and may be described as such in any document.

Section 16.          Compensation.

The Board of Directors shall have the authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity.

Section 17.          Reliance on Books and Records.

A member of the Board of Directors, or a member of any committee designated by the Board of Directors, shall, in the performance of such person’s duties, be fully protected in relying in good faith upon records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board of Directors, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

ARTICLE III

OFFICERS

Section 1.            Officers.

The Board of Directors may elect from its own number a chair or co-chairs of the Board of Directors and may elect a president, chief executive officer or co-chief executive officers, chief operating officer, chief financial officer, such vice presidents and a treasurer as in the opinion of the Board of Directors the business of the Corporation requires. The Board of Directors shall elect a secretary and shall delegate to the secretary responsibility for preparing minutes of the directors’ and shareholders’ meetings and for authenticating records of the Corporation. The Board of Directors or the president may appoint one or more other officers or assistant officers. The same individual may simultaneously hold more than one office in the Corporation and the same office may simultaneously be held by more than one individual.

Section 2.              Powers and Duties.

The officers of the Corporation shall have the following duties:

(a)	The chair or co-chairs of the Board of Directors, if elected, or failing his, her or their election, the president, shall preside at all meetings of the shareholders and Board of Directors and shall have such other powers and perform such other duties as may be prescribed from time to time by the Board of Directors or in the Bylaws.

(b)	The president shall have general charge and supervision of its business, affairs, administration and operations subject to the direction of the Board of Directors, and shall, in the absence or failing the election of a chair of the Board of Directors, preside at all meetings of the shareholders and the Board of Directors. The president shall have such other powers and perform such other duties as may from time to time be assigned to him by the Board of Directors or in the Bylaws.

(c)	Each of the chief executive officer(s), chief operating officer(s) and vice president(s), if elected, shall have such powers and shall perform such duties as may from time to time be assigned to him, her or them by the Board of Directors.

(d)	The secretary shall be the custodian of, and shall maintain, all of the corporate records except the financial records, shall authenticate all corporate records, shall prepare and record the minutes of all meetings of the shareholders and Board of Directors, send out all notices of meetings, and shall have such other powers and shall perform such other duties as may be prescribed by the Board of Directors or the president or in the Bylaws.

(e)	The chief financial officer or treasurer shall be the custodian of all corporate funds, securities and financial records, shall keep full and accurate accounts of receipts and disbursements and render accounts thereof at the annual meetings of shareholders and whenever else required by the Board of Directors or the president, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the president.

(f)	Each assistant treasurer and each assistant secretary, if any are elected, shall be vested with all the powers and shall perform all the duties of the treasurer and secretary, respectively, in the absence or disability of such officer, unless or until the president or the Board of Directors shall otherwise determine. In addition, assistant treasurers and assistant secretaries shall have such powers and shall perform such duties as shall be assigned to them by the president or the Board of Directors.

Section 3.             Delegation.

In the event of the absence of any officer of this Corporation or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may at any time and from time to time delegate all or any part of the powers or duties of any officer to any other officer or officers or to any director or directors.

Section 4.              Resignation and Removal of Officers.

An officer may resign at any time by delivering notice to the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor does not take office until the effective date.

The Board of Directors may remove any officer at any time with or without cause. Any officer or assistant officer, if appointed by the president, may likewise be removed by the president.

Section 5.              Contracts and Other Documents.

The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount. Except as provided in Article I Section 16 of these Bylaws, any document, including, without limitation, any consent, agreement, certificate or instrument, required by the Act, the Restated Articles or these Bylaws to be executed by any officer, director, stockholder, employee or agent of the Corporation may be executed using a facsimile or other form of electronic signature to the fullest extent permitted by applicable law. All other contracts, agreements, certificates or instruments to be executed on behalf of the Corporation may be executed using a facsimile or other form of electronic signature to the fullest extent permitted by applicable law.

ARTICLE IV

STOCK CERTIFICATES

Section 1.           Form and Content of Certificates.

Shares may, but are not required to, be represented by certificates. At a minimum each share certificate, if the Corporation has share certificates, must state on its face: the name of the Corporation and that the Corporation is organized under the laws of the State of Florida; the name of the person to whom issued; and the number and class of shares and the designation of the series, if any, the certificate represents.

If the Corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences, and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series) must be summarized on the front or back of each certificate if the Corporation has share certificates. Alternatively, each certificate, if the Corporation has share certificates, may state conspicuously on its front or back that the Corporation will furnish the shareholder a full statement of this information on request and without charge.

Each share certificate must be signed (either manually or in facsimile) by the president or a vice president and the secretary or an assistant secretary of the Corporation and shall bear the corporate seal or its facsimile.

If the person who signed (either manually or in facsimile) a share certificate no longer holds office when the certificate is issued, the certificate is nevertheless valid.

The Board of Directors may authorize the issuance of some or all of the shares of any or all of its classes or series without certificates pursuant to and to the extent permitted by applicable law.

Section 2.            Transfer of Stock.

Subject to any restrictions on the transfer or registration of transfer of the shares represented by a stock certificate which have been imposed or adopted as authorized by the Act, the Corporation shall register a stock certificate presented to it for transfer if the certificate is properly endorsed by the holder of record or by its duly authorized attorney and is accompanied with any additional documents, instruments, certificates, signature guaranties or other items required from time to time by the Board of Directors in its sole discretion.

Section 3.            Lost, Stolen or Destroyed Certificates.

The Corporation shall issue a new stock certificate in the place of any certificate previously issued if the holder of record of the certificate (a) makes proof in affidavit form that it has been lost, destroyed or wrongfully taken; (b) requests the issue of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim; (c) gives bond or other security or indemnity in such form as the Corporation may direct to indemnify the Corporation, the transfer agent, and registrar against any claim that may be made on account of the alleged loss, destruction, or theft of a certificate; and (d) satisfies any other reasonable requirements imposed by the Corporation.

Section 4.             Restriction on Transfer of Shares and other Securities.

A written restriction on the transfer or registration of transfer of shares or other securities of the Corporation if permitted by Section 607.0627 of the Act (or any successor provision) and noted conspicuously on any certificate representing such shares or other securities or contained in an information statement required by Section 607.0626(2) of the Act (or any successor provision), may be enforced against the holder of the restricted shares or other securities or any successor or transferee of the holder, including an executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of the holder. Stop transfer notices may be placed in the Corporation’s stock transfer books with respect to restricted shares or other securities.

ARTICLE V

BOOKS AND RECORDS

Section 1.              Corporate Records.

The Corporation shall keep as permanent records minutes of all meetings of its shareholders and its Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the Corporation. The Corporation shall maintain accurate accounting records.

The Corporation or its agent shall maintain a record of its shareholders in a form that permits preparation of a list of the names and addresses of all shareholders in alphabetical order by class of shares showing the number and series of shares held by each. The Corporation shall maintain its records in written form or in another form capable of conversion into written form within a reasonable time. The Corporation shall keep a copy of the following records:

(a)	Its Restated Articles and all amendments to them currently in effect;

(b)	Its Bylaws or Restated Bylaws and all amendments to them currently in effect;

(c)	Resolutions adopted by its Board of Directors creating one or more classes or series of shares and fixing their relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding;

(d)	The minutes of all shareholders’ meetings and records of all action taken by shareholders without a meeting for the past three (3) years;

(e)	Written communications to all shareholders generally or all shareholders of a class or series within the past three (3) years;

(f)	A list of the names and business street addresses of its current directors and officers; and

(g)	Its most recent annual report delivered to the Department of State.

ARTICLE VI

DIVIDENDS

The Board of Directors may authorize and the Corporation may make distributions or dividends to its shareholders subject to restriction and any procedures required by the Restated Articles and/or the Act.

ARTICLE VII

CORPORATE SEAL

The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation, the year of incorporation, the word “Florida” and the word “seal”; it may be a facsimile, engraved, printed or an impression seal.

ARTICLE VIII

INDEMNIFICATION

(a)        The Corporation shall indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the Corporation), by reason of the fact that he or she is or was a director or officer of the Corporation and may so indemnify any employee or agent of the Corporation or any person who was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

(b)         The Corporation shall indemnify any person who was or is a party to any proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the Corporation and may so indemnify any employee or agent of the Corporation or any person who was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the Board of Directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

(c)       To the extent that a director or officer of the Corporation, or an employee or agent of the Corporation which the Corporation has agreed to indemnify, has been successful on the merits or otherwise in defense of any proceeding referred to in subsection (a) or subsection (b), or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him in connection therewith.

(d)       Any indemnification under subsection (a) or subsection (b), unless pursuant to a determination by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in subsection (a) or subsection (b). Such determination shall be made:

(1)          By the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding;

(2)         If such a quorum is not obtainable or, even if obtainable, by majority vote of a committee duly designated by the Board of Directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding;

(3)	By independent legal counsel:

1.	Selected by the Board of Directors prescribed in paragraph (1) or the committee prescribed in paragraph (2); or

2.	If a quorum of the directors cannot be obtained for paragraph (1) and the committee cannot be designated under paragraph (2), selected by majority vote of the full Board of Directors (in which directors who are parties may participate), or

(4)	By the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

(e)          Evaluation of the reasonableness of expenses and authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible. However, if the determination of permissibility is made by independent legal counsel, persons specified by paragraph (d)(3) shall evaluate the reasonableness of expenses and may authorize indemnification.

(f)          Expenses incurred by an officer or director in defending a civil or criminal proceeding shall be paid by the Corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he or she is ultimately found not to be entitled to indemnification by the Corporation pursuant to this section. Expenses incurred by other indemnified employees and agents shall be paid in advance upon such terms or conditions that the Board of Directors deems appropriate.

(g)          The indemnification and advancement of expenses provided pursuant to these Bylaws are not exclusive, and the Corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee, or agent if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute:

(1)        A violation of the criminal law, unless the director, officer, employee, or agent had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful;

(2)        A transaction from which the director, officer, employee, or agent derived an improper personal benefit;

(3)         In the case of a director, a circumstance under which the liability provisions of Section 607.0834 of the Act are applicable; or

(4)         Willful misconduct or a conscious disregard for the best interests of the Corporation in a proceeding by or in the right of the Corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

(h)          Indemnification and advancement of expenses as provided in these Bylaws shall continue as, unless otherwise provided when authorized or ratified, to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person, unless otherwise provided when authorized or ratified.

(i)           For purposes of this Article VIII, the term “Corporation” includes, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director, officer, employee, or agent of a constituent corporation, or is or was serving at the request of a constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, is in the same position under this Article VIII with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

(j)	For purposes of this Article VIII:

(1)	The term “other enterprise” includes an employee benefit plan;

(2)	The term “expenses” includes counsel and paralegal fees, including those for appeal;

(3)	The term “liability” includes obligations to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to any employee benefit plan), and expenses actually and reasonably incurred with respect to a proceeding;

(4)	The term “proceeding” includes any threatened, pending, or completed action, suit, or other type of proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal;

(5)	The term “agent” includes a volunteer;

(6)	The term “serving at the request of the Corporation” includes any service as a director, officer, employee, or agent of the Corporation that imposes duties on such persons, including duties relating to an employee benefit plan and its participants or beneficiaries; and

(7)	The term “not opposed to the best interests of the Corporation” also describes the actions of a person who acts in good faith and in a manner he or she reasonably believes to be in the best interests of the participants and beneficiaries of an employee benefit plan.

(k)       The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VIII.

ARTICLE IX

AMENDMENT

The Board of Directors is expressly authorized to make, repeal, alter, amend and rescind, in whole or in part, these Bylaws without the assent or vote of the shareholders in any manner not inconsistent with the Act or other applicable law or the Restated Articles. Notwithstanding any other provisions of these Bylaws or any provision of law that would or might otherwise permit a lesser vote of the shareholders, at any time when Monex (as defined in the Restated Articles) as a beneficial shareholder, owns, in the aggregate, less than 50% of the total voting power of all the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, in addition to any vote of the holders of any class or series of capital stock of the Corporation required by the Restated Articles (including any certificate of designation relating to any series of Preferred Shares (as defined in the Restated Articles)), these Bylaws or applicable law, the affirmative vote of the holders of at least 66 2/3% of the total voting power of all the then outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required in order for the shareholders of the Corporation to alter, amend, repeal or rescind, in whole or in part, any provision of these Bylaws (including, without limitation, this Article IX) or to adopt any provision inconsistent herewith.

ARTICLE X

FISCAL YEAR

The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors. Unless otherwise fixed by the Board of Directors, the fiscal year of the Corporation shall end on March 31.